Exhibit 10.16

CONFIDENTIAL

EXECUTIVE AGREEMENT

This Agreement (the “Agreement”) is made between Red Hat, Inc., a Delaware corporation (collectively with each of its subsidiaries, the “Company”), and [            ] an executive-level employee of the Company who has been selected by the Compensation Committee of the Company for participation in the Red Hat, Inc. Senior Management Severance Plan (the “Severance Plan”) (the “Executive”) as of              , 20      (the “Effective Date”).

In consideration of the Company’s adoption of the Severance Plan under which Executive may become entitled to Severance Plan benefits, and in satisfaction of a condition of Executive’s participation in such Severance Plan, the Company and Executive agree as follows:

1.	Acknowledgment.

Executive acknowledges that Executive’s undertakings and commitments and the restrictions set forth in this Agreement, including in particular the non-compete and non-solicitation undertaking contained herein are a material inducement for the Company to create and maintain the Severance Plan and a requirement for Executive to become eligible as a participant in the Severance Plan. Executive acknowledges that he/she has received a copy of the Severance Plan and has had the opportunity to discuss its terms with the Company. Without regard to whether Executive ultimately receives benefits under the Severance Plan, Executive undertakes to fully comply with the provisions hereof and agrees that breach of these provisions will cause significant financial and other damages to the Company, including loss of strategic advantages.

2.	Non-Solicitation.

(a) During Executive’s employment with the Company and for a period of twelve (12) months thereafter, Executive shall not, for himself/herself or any entity, directly or indirectly: (i) solicit or cause to solicit for the purpose of diverting, taking away or disrupting, or of attempting to divert, take away or disrupt, the Company’s relationship or business with any person or entity who, at any time during the six (6) months preceding such action was or is a client, customer or business partner of the Company, or prospective client, customer or business partner of the Company; (ii) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or engagement with the Company; or (iii) hire, recruit or engage as an independent contractor, or attempt to hire, recruit or engage as an independent contractor, any person who was employed or otherwise engaged by the Company within six (6) months prior to such action.

(b) If Executive violates the provisions of this Section 2, Executive shall continue to be bound by the restrictions set forth in this Section 2 for an additional period equal to the aggregate period of such violation.

3.	Non-Competition.

(a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(1) “Restricted Business” is defined as a software or software-related business that competes with the Company. “Restricted Business” includes, but is not limited to, the following companies: Oracle Corp., Novell, Inc., Microsoft Corp, Sun Microsystems Inc., IBM (International Business Machines Corp.), Citrix Systems, Inc., VMware, Inc. and/or rPath, Inc.

(2) “Restricted Territory” is defined as: Anywhere within the United States where the Company has clients and/or has marketed its products or services at the time Executive leaves employment with the Company.

(b) Noncompete Period.

(1) During Executive’s employment with the Company and for a period of twelve (12) months thereafter (the “Non-compete Period”), within the Restricted Territory, Executive shall not, for himself or any entity, be engaged in or provide to a Restricted Business any services similar to or related to the services Executive performed for or with the Company and related to any product or service line that competes with any Company product or service line existing or planned as of Executive’s termination from employment with the Company: (i) about which Executive had access to operational, financial, or strategic information while employed with the Company; or (ii) for which Executive was responsible and/or with which Executive was involved; or (iii) about which Executive was informed during Executive’s employment with the Company.

(2) At the request of Executive, following a confidential consultation, the Company will provide its good faith view as to whether a proposed relationship Executive may wish to pursue appears likely to violate this Section, provided that such determination does not prevent the Company from proceeding under this provision if the services to be provided by Executive change, the product or service line at the Restricted Business becomes subject to this Section, or the information provided to the Company was incomplete or incorrect.

(3) Notwithstanding the foregoing portions of this Section 3, it shall not be a violation of this section for Executive to engage in the practice of law, either at a law firm or with another entity (as long as he or she satisfies his or her professional obligations to keep and not use the confidences and Confidential Information of the Company and as long as his or her employment does not include non-legal duties that may assist a Restricted Business in competing with the Company).

(c) Executive will be treated as “engaged” in a Restricted Business if he or she provides services thereto as an employee, consultant, independent contractor, agent, or other representative or he or she owns an equity interest in the business (except for passive ownership, directly or indirectly, of not more than 1% of the outstanding stock of a publicly-held company and of not more than 5% of the outstanding stock of a private company).

(d) Effects of Changes to the Severance Plan:

(1) Subject to Section 3(d)(3), if the severance payment applicable to Executive, as described in Section IV.A.1 of the Severance Plan on the Effective Date, is reduced by at least 25%, then the Non-compete Period shall be reduced by the same percentage as the reduction in the severance payment applicable to Executive.

(2) Subject to Section 3(d)(3), if any of the periods of continued vesting or extended exercisability of equity compensation awards applicable to Executive, as described in Section V.A., V.B., and V.C. of the Severance Plan, is reduced by at least 25%, then the Non-Compete Period shall be reduced by the same percentage as the reduction in the applicable period.

(3) The Non-Compete Period will not be reduced:

(i) under Section 3(d)(1) if the reduction in severance payment results in Executive’s termination for Good Reason (because severance will then be based on the pre-reduction base salary) or if Executive agrees in writing to a reduction in base salary,

(ii) under Section 3(d)(2) if the reason for the reduced period is any generally applicable treatment under the relevant equity incentive plan in connection with a change in control or other corporate transaction (such as a general cashing out of the equity awards), or

(iii) under either Section 3(d)(1) or (d)(2) if Executive does not qualify for severance under Section III.A.1 (because his/her employment ends for a different reason).

(e) If Executive violates the provisions of this Section 3, Executive shall continue to be bound by the restrictions set forth in this Section 3 for an additional period equal to the aggregate period of such violation.

3A. Alternate Restrictive Covenants. [FOR USE ONLY IN NC/VA AGREEMENTS:

(a) Non-Solicitation.

(1) If paragraph (a) of the non-solicitation provision in Section 2 of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable because it spans too long a period of time, then it shall be replaced as follows:

During Executive’s employment with the Company and for a period of nine (9) months thereafter, Executive shall not, for himself/herself or any entity, directly or indirectly: (i) solicit or cause to solicit, divert or take away, or attempt to divert or take away any person or entity who, at any time during the six (6) months preceding such action was or is a client, customer or business partner of the Company or prospective client, customer or business partner of the Company; (ii) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or engagement with the Company; or (iii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company within six (6) months prior to such action.

(2) If both the above paragraph and paragraph (a) of the non-solicitation provision in Section 2 of this Agreement are found by a court of competent jurisdiction to be invalid or unenforceable because it spans too long a period of time, then it shall be replaced as follows:

During Executive’s employment with the Company and for a period of six (6) months thereafter, Executive shall not, for himself/herself or any entity, directly or indirectly: (i) solicit or cause to solicit, divert or take away, or attempt to divert or take away any person or entity who, at any time during the six (6) months preceding such action was or is a client, customer or business partner of the Company or prospective client, customer or business partner of the Company; (ii) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or engagement with the Company; or (iii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company within six (6) months prior to such action.

(b) Non-Competition.

(1) If paragraph (b)(1) of the non-competition provision in Section 3 of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable because it spans too long a period of time, then it shall be replaced as follows: During Executive’s employment with the Company and for a period of nine (9) months thereafter, within the Restricted Territory, Executive shall not, for himself or any entity, be engaged in or provide to a Restricted Business any services similar to or related to the services Executive performed for or with the Company and related to any product or service line that competes with any Company product or service line existing or planned as of Executive’s termination from employment with the Company: (i) about which Executive had access to operational, financial, or strategic information while employed with the Company; or (ii) for which Executive was responsible and/or with which Executive was involved; or (iii) about which Executive was informed during Executive’s employment with the Company.

(2) If both the above paragraph and paragraph (b)(1) of the non-competition provision in Section 3 of this Agreement are found by a court of competent jurisdiction to be invalid or unenforceable because they span too long a period of time, then paragraph (b)(1) of Section 3 of this Agreement shall be replaced as follows:

During Executive’s employment with the Company and for a period of six (6) months thereafter, within the Restricted Territory, Executive shall not, for himself or any entity, be engaged in or provide to a Restricted Business any services similar to or related to the services Executive performed for or with the Company and related to any product or service line that competes with any Company product or service line existing or planned as of Executive’s termination from employment with the Company: (i) about which Executive had access to operational, financial, or strategic information while employed with the Company; or (ii) for which Executive was responsible and/or with which Executive was involved; or (iii) about which Executive was informed during Executive’s employment with the Company.]

4.	Confidential Information.

(a) Confidential Information. Executive agrees at all times, both during and after the term of his or her employment with the Company, to hold in the strictest confidence, and not to use (except for the benefit of the Company at the Company’s direction) or disclose (without the written authorization of the Chief Executive Officer (CEO) or the Chairman of the Board of Directors of the Company (“Board”)), regardless of when disclosed to Executive, any and all technical data, trade secrets, know-how or other confidential or proprietary information of the Company, including without limitation any and all information related to the products, product plans, technologies, inventions, mask works, ideas, processes, formulas, source and object codes, computer programs, data bases, other works of authorship, improvements, discoveries, developments, designs and techniques, research, developmental or experimental work, customer and business partner lists, employee lists, business plans, sales or marketing plans or results, markets, prices and costs, financial information, or other subject matter pertaining to any business of the Company or any of its licensors, customers, business partners, consultants or customers (collectively, “Confidential Information”). Executive understands that Confidential Information further includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known (or known as a result of a wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved) by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Executive further understands that Confidential Information does not include (i) any of the foregoing items which is or has become publicly and widely known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved, (ii) disclosure or use of Confidential Information that in good faith is determined to be required or appropriate to advance the best interests of the Company in connection with Executive’s work as an employee of the Company and is not inconsistent with any lawful request or direction that Executive may receive from the Board or a committee or other representative of the Board, (iii) disclosure of Confidential Information when required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information; provided, however, that prior to any such disclosure Executive must notify the Company’s General Counsel (or, if Executive is General Counsel, the Chief Executive Officer) of such requirement sufficiently in advance to allow the Company a reasonable opportunity to take any action that it determines appropriate to protect such

Confidential Information and Executive agrees to cooperate with the Company in good faith in taking any such action, or (iv) disclosure of Confidential Information to Executive’s spouse, attorney and/or personal tax and financial advisors as reasonably necessary or appropriate to advance Executive’s tax, financial and other personal planning (each an “Exempt Person”); provided, however, that prior to any disclosure of Confidential Information to an Exempt Person Executive will inform such Exempt Person of Executive’s obligations hereunder and of their obligation to protect such Confidential Information to the same extent and Executive understands that any disclosure or use of any Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 4 by Executive.

(b) Former Employer Information. Executive agrees that he or she does not possess, has not brought, and will not bring to the Company, nor use or disclose in the course of the performance of his or her duties at the Company, any inventions, technical data, trade secrets, know-how or other confidential or proprietary information of any former employer or third party without the written authorization of such employer or third party. Executive represents that his or her performance of all terms of this Agreement or any other agreement related to his or her employment with the Company has not breached and will not breach any agreement to keep in confidence the inventions, technical data, trade secrets, know-how or other confidential or proprietary information of any former employer or third party acquired by Executive prior or subsequent to the commencement of his or her employment with the Company.

(c) Third Party Information. Executive recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and/or to use it only for certain limited purposes (“Third Party Information”). Executive agrees to hold all such Third Party Information in the strictest confidence and not to disclose it to any person or entity (other than Company personnel who need to know such information in connection with their work for the Company) or to use it except as necessary in carrying out Executive’s work for the Company consistent with the Company’s agreement with such third party.

5.	Assignment of Inventions and Original Works of Authorship

(a) Inventions and Original Works Assigned to the Company. During the term of Executive’s employment with the Company, Executive will promptly disclose to the Company, will hold in trust for the sole right and benefit of the Company and does hereby assign to the Company, all rights to and interests in inventions, developments, discoveries, techniques, modifications, improvements, technology, trade secrets, computer programs, mask works, know-how, processes, concepts, methods, systems, specifications, algorithms, designs, formulas, original works of authorship, or any other intellectual property rights whatsoever, whether or not patentable or registrable under copyright, trademark or similar laws or subject to analogous protection (“Inventions”) that Executive may, during employment with the Company, solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, (a) that relate to the Company’s past, present or demonstrated or reasonably foreseeable future business or research, whether or not developed during normal working hours, or (b) that are developed with the use or aid of any Company equipment, supplies or facilities, or

(c) that use or are based on or developed from any Confidential Information of the Company or Third Party Information, or (d) that result from any work, service or duty Executive performs with the Company (collectively, the “Assigned Inventions”). Executive agrees and represents that any Invention that would fall within the definition of Assigned Inventions but for having been conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice during employment but before the Effective Date shall also be hereby assigned and treated as an Assigned Invention. Any assignment hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like. Executive further acknowledges that all Assigned Inventions are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by his or her salary. Executive agrees not to allow any Invention that was conceived, developed, made or reduced to practice prior to his or her employment with the Company, belongs solely to Executive or belongs to Executive jointly with another, and relates in any way to any of the Company’s proposed businesses and products (a “Prior Invention”) to be incorporated into any product, process, technology or machine of the Company. If in the course of Executive’s employment with the Company, Executive incorporates (or has previously incorporated) into a Company product, process, technology or machine a Prior Invention, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, modify, make derivative works of, use, sell and otherwise distribute or exploit such Prior Invention as part of or in connection with such product, process, technology or machine. Notwithstanding the foregoing, Executive understands that this Agreement will not be deemed to require assignment of any Invention whose assignment to the Company pursuant to this Agreement would be expressly prohibited by a specifically applicable state law, regulation, rule or public policy of the State of North Carolina or the law of the jurisdiction in which Executive is primarily employed.

(b) Maintenance of Records. Executive agrees to keep and maintain adequate and current written records of all Assigned Inventions during the term of his or her employment with the Company, in the format specified by the Company. The records will be available to and remain the sole property of the Company at all times. Executive agrees not to remove such records from the Company’s place of business except as expressly permitted in writing by an officer of the Company. Executive agrees to return all such records (including any copies thereof) to the Company at the time of termination of his or her employment with the Company.

(c) Enforcement of Intellectual Property Rights. Executive agrees that, whenever requested by the Company, he or she shall assist the Company or its designee to secure the Company’s, or its designee’s, rights in the Assigned Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments and the taking of all such other acts (including appearances as a witness) which the Company or its designee shall deem necessary in order to apply for, perfect, obtain, maintain, review, restore, enforce, defend and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees thereof and to further evidence, record and perfect the sole and exclusive rights, title and interest in and to such Assigned Inventions, and any copyrights, patents, trademarks, mask work rights, moral rights or other intellectual property rights relating thereto. Executive further agrees that his or her obligation to execute or cause to be executed, when it is in his or her power to do so, any such instruments or papers or to take such other acts shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company or its designee is unable because of Executive’s mental or physical incapacity or unavailability or for any other reason to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Assigned Inventions, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in his or her behalf and stead to execute and file any such applications and any documents and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by Executive. Executive hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, which Executive now or hereafter has for infringement of any and all proprietary rights assigned to the Company or such designee pursuant to the terms of this Agreement.

6.	Non-Disparagement.

Executive understands and agrees that, as a condition for his or her eligibility to participate in the Severance Plan, he or she agrees not to make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs or financial condition; provided, however, that nothing herein shall prevent Executive from making truthful disclosures to any governmental entity or in any litigation or arbitration.

7.	Severance Plan Ineligibility.

If, while Executive is employed by the Company, the Company determines that he or she no longer will be eligible for benefits under the Severance Plan, he or she shall cease to be bound by the post-employment restrictive covenants described in Sections 2 and 3 of this Agreement provided that nothing in this sentence eliminates such restrictions if the lack of eligibility is because Executive does not qualify for severance (such as on a voluntary resignation without Good Reason as defined in the Severance Plan).

8.	Miscellaneous.

(a) Equitable and Other Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. If Executive violates the provisions of Sections 2 or 3, Executive must promptly repay the amounts, if any, previously received under Sections IV and V of the Severance Plan (with the repayment of the equity compensation to be accomplished in any manner reasonably determined by the Company). In addition, Executive agrees that he or she is subject to the recoupment provisions of Section V.D. of the Severance Plan. Section Executive acknowledges and agrees that the repayment and recoupment provisions in the two preceding sentences are not provisions for liquidated damages. Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage that is difficult to measure and that money damages will be insufficient. Therefore, in the event of any such breach or threatened breach, Executive agrees that the Company, in addition to such other remedies that may be available (including in this Section 8(a)), shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement, in addition to and cumulative with any other remedy that the Company may have at law or in equity. Executive hereby waives the adequacy of a remedy at law as a defense to any such equitable relief.

(b) Disclosure of this Agreement. Executive and Company each hereby authorizes the other to notify customers of the Company, any of Executive’s future employers, potential employers or service recipients, and, for a reasonable business purpose, others, of the terms and existence of this Agreement and Executive’s continuing obligations to the Company thereunder.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or that may succeed to the Company’s assets or business; provided, however, that the obligations of Executive are personal and shall not be assigned by him or her. Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(d) Interpretation. If any restriction set forth in Section 2 or Section 3 is found by any court of competent jurisdiction to be unenforceable for any reason, including, but not limited to, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to apply to the maximum extent possible, such as only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. [For use only in MA/VA Agreements.]

(e) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(f) Survival. This Agreement shall continue in full force and effect following the cessation of Executive’s employment with the Company for any reason.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the [State of North Carolina or the Commonwealth of Virginia/Massachusetts] (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the [State of North Carolina or the Commonwealth of Virginia/Massachusetts] (or, if appropriate, a federal court located within the [State of North Carolina or the Commonwealth of Virginia/ Massachusetts]), and the Company and Executive each consents to the exclusive jurisdiction of such a court. The Company and Executive each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement or to any claim of forum non conveniens.

(i) Effect on Other Agreements; Amendment. The terms of the Severance Plan and this Agreement supersede all severance provisions of any agreement executed between Executive and the Company including, but not limited to, offer letters, individual employment agreements, and any other policy or program of the Company, with the exception of the Senior Management Change in Control Severance Policy. Except to the extent provided in the preceding sentence, this Agreement does not supersede any prior written Agreement between Executive and the Company relating to the subject matter of this Agreement, including, but not limited to, any Noncompetition, Confidentiality, and Assignment of Inventions Agreement previously executed by Executive. Such previously executed agreements are not expressly modified hereby and shall remain in full force and effect. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by Executive and the Company. Executive agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(j) Termination Certificate. Executive agrees to execute the Termination Certificate attached as Exhibit A upon termination.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND THE SEVERANCE PLAN AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

Signatures on Page Following

RED HAT, INC.

Date:	By:

[EXECUTIVE]

Date:	(Signature)

EXHIBIT A

to

Executive Agreement

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, memoranda specifications, drawings, blueprints, sketches, materials, flow charts, equipment, other documents or property, or reproductions of any of the foregoing items belonging to Red Hat, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Executive Agreement signed by me, including the reporting of any inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Executive Agreement, I will preserve as confidential all technical data, trade secrets, know-how or other confidential or proprietary information of the Company, including without limitation any and all information related to the products, product plans, technologies, inventions, mask works, ideas, processes, formulas, source and object codes, computer programs, data bases, other works of authorship, improvements, discoveries, developments, designs and techniques, research, developmental or experimental work, customer and business partner lists, employee lists, business plans, sales or marketing plans or results, markets, prices and costs, financial information, or other subject matter pertaining to any business of the Company or any of its licensors, customers, business partners, consultants or customers.

Date:

NOTE: THIS IS A TEMPLATE WHICH IS TO BE SIGNED ONLY UPON TERMINATION

Executive Signature

Printed or Typed Name